Exhibit 21
                         Subsidiaries of the Registrant



         BRC Components, Inc., an Alabama corporation
         Cavalier/AAA, a Delaware limited liability company
         CIS Financial Services, Inc., an Alabama corporation
         Cavalier Asset Management, Inc., a Delaware corporation
         Cavalier Associated Retailers, Inc., a Delaware corporation
         Cavalier Enterprises, Inc., a Delaware corporation
         Cavalier Enterprises Asset Co., Inc., a Delaware corporation
         Cavalier Industries, Inc., a Delaware corporation
         Cavalier Industries Asset Co., Inc., a Delaware corporation
         Cavalier Manufacturing, Inc., a Delaware corporation
         Cavalier Manufacturing Asset Co., Inc., a Delaware corporation Cavalier Properties, Inc., a Delaware corporation
         Cavalier Real Estate Co., Inc., a Delaware corporation
         Delta Homes, Inc., a Mississippi corporation
         Direct Connection, LLC, a Delaware limited liability company
         Impact Media Group, Inc., an Alabama corporation
         CK Homes, Inc., a Florida corporation
         Quality Certified Insurance Services, Inc., an Alabama corporation Quality Housing Supply, LLC, a Delaware limited liability company Ridge Pointe Manufacturing, LLC, an Alabama limited liability company Ridge Crest, LLC, a Delaware limited liability company
         The Home Place, Inc., an Alabama corporation